                                                      EXHIBIT 23.1

                CONSENT OF INDEPENDENT AUDITORS

Solutia Inc.:

        We consent to the incorporation by reference in this Registration Statement of Solutia Inc. on Form S-8 of our opinions dated February 23, 2000 (which include an explanatory paragraph as to a change in method of accounting in 1997), appearing in and incorporated by reference in your Annual Report on Form 10-K for the year ended December 31, 1999.




/s/ DELOITTE & TOUCHE LLP


Saint Louis, Missouri
June 23, 2000